Exhibit 99.2

Dear Friends and Shareholders,

I typically write a newsletter or hold an investor conference call only when I have something newsworthy to share, and today, that is particularly the case. As we came out of the recent Licensing Expo in Las Vegas, our upcoming property Rainbow Rangers emerged as a genuine blockbuster in the making, and we have every expectation of it to become the next billion dollar kid’s franchise. To that end, myself and our senior licensing executive team, just completed an investor conference call to share the landscape of what is now occurring.

These are bold words, so let’s now look at what they are based on.

Rainbow Rangers is an animated series targeted for preschoolers consisting of 52 x 11-minute episodes based on the adventures of seven diverse girls, each with different powers who live in Kaleidoscopia, a magical land on the other side of the rainbow. When problems occur on earth, the Rangers cross over the rainbow to save the day. They are Earth's first defenders. It is being described across the industry as a ‘Paw Patrol for girls’. Paw Patrol, an animated series and consumer product line, also on Nickelodeon, is a pre-school boys franchise which has heretofore grossed over 1 billion dollars in retail consumer product sales.

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PEDIGREE

As many of you know, Rainbow Rangers was created by ROB MINKOFF, the director of Disney's The Lion King, and SHANE MORRIS, the co-writer of Disney's Frozen… perhaps the two greatest animated hit films and consumer product merchandising programs ever to come from the Walt Disney Company. The Rainbow Rangers characters were designed by RUBEN AQUINO (designer of virtually every Disney character from The Little Mermaid through Frozen). The head writer is ELISE ALLEN, who wrote, not only the hugely successful animated 'Barbie' specials, but also Disney's The Lion Guard, the new Lion King spinoff. Our Rainbow Rangers main title song and underscore music has been written by ALEX GERINGAS, who scored Dreamworks’ Trolls, Dreamworks’ Penguins of Madagascar, and The LEGO Ninjago Movie.

Our Rainbow Rangers consumer product licensing program, is run by Lloyd Mintz, our SVP of Licensing and Global Consumer Products, who, prior to joining Genius Brands, ran licensing and consumer products for Hasbro Toys, and previously, worked inside Consumer Products at Disney.

By each and every measure, Rainbow Rangers comes from a team of champions, who individually and collectively have been responsible for some of the biggest animated hits ever made, and the generation of BILLIONS OF DOLLARS OF EARNINGS.

BROADCASTER

There is no single predictor of success more important for an animated series than the broadcaster where the series will be seen. The broadcaster partner for Rainbow Rangers is NICKELODEON, which continues as perhaps the single most successful broadcaster of kid’s animation today.

From SpongeBob SquarePants through Paw Patrol (both multi-billion-dollar brands), Nickelodeon has launched success after success after success. Most series begin as 1/week broadcasts and as they establish themselves, they expand to 5/week, however Nickelodeon has elected to launch Rainbow Rangers on a 5 day/week rotation. This underscores a huge vote of confidence in the series. The continuous daily exposure ensures a large and immediate awareness of our property with the largest possible audience and distributed across virtually 100% penetration of the kid’s universe of U.S. TV households. In addition, Nickelodeon has elected to start broadcast on NOVEMBER 5, during the "November sweeps" period where networks schedule their strongest and most competitive programs. Based on these ratings that occur during the “November sweep period”, the advertising rates of that network for the entire year are set. It is vitally important that only shows which have the highest likelihood of top performance, are placed in the ‘sweeps’. At the time of this decision by programming, they have of course, reviewed scripts, storyboards, and preliminary animation, all underscoring Nickelodeon’s belief in the series. Additionally, Nickelodeon has decided to do a 'premiere month' launching five new episodes a month, every month, beginning in November and running through March 2019, with 'Premiere Promotion' accompanying throughout. This value to Rainbow Rangers, cannot be overstated.

CONSUMER PRODUCTS

Now, we finally come to the ‘pot of gold’ at the end of the rainbow (and there is no pun intended here)! Consumer Products. As we all know, when a TV program is successful, the kids and parents extend the brand experience by purchasing the myriad products based on the TV show. As of today, we have a lineup of manufacturers covering virtually every major category of children's product. Our licensees are generally regarded as 'best in class.’ They are the most sought-after manufacturers; have the best and broadest distribution; command the most shelf space; and for the most part are Disney licensees. All of them are bringing forth multiple SKUs, and collectively, we will have several hundred different Rainbow Rangers items coming to the marketplace.

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Here are the licensees and their respective categories…each with many items.

It is no overstatement to say that Rainbow Rangers was the talk of Licensing Expo (*press links from Licensing Expo, below) and additional categories, following the licensing show, are now being negotiated from a variety of manufacturers who are becoming Rainbow Rangers licensees. Those additional categories, we are now negotiating with and expect to close in the coming weeks and months include:

* Balloons

* Coloring/Activity Books

* Craft/Activity Kits

* Electronic Toys

* Eyewear (traditional and novelty sunglasses)

* Food/Consumer Packaged Goods:

* Juice Drinks

* Frozen Novelties

* Confectionery

* Feeding (e.g. melamine plates, other serving items)

* Footwear

* Games

* Health & Beauty Aids

* Oral Care (toothbrushes, both manual and battery powered, toothpaste)

* Bandages

* Bath Products (including shampoos, bath soaps, and other “beauty” related items)

* Halloween (Retail DTR)

* Novelty Toys

* International Publishing

* Stickers

We are also receiving an increasing number of inquiries from international agencies eager to represent Rainbow Rangers, and despite not having launched in the U.S. yet, we have been fielding unprecedented inquiries from broadcasters around the world! We have already signed deals in a considerable number of foreign territories, and we anticipate closing more at the global Annecy Animation market in France taking place this week.

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RETAIL

We are currently amidst high level retail presentations, which are receiving strong support across the board, and will share in specifics shortly what that means in terms of promotion, marketing, advertising, shelf space, etc.

WHAT does all this mean??!!

Every Rainbow Rangers licensee pays an advance and a guarantee to Genius Brands against royalties paid for every item sold. There will literally be hundreds of different SKUs on shelf across virtually all product categories. The Rainbow Rangers minimum guarantees (some of which are of course subject to broadcast obligations) are already many millions of dollars, yet if the property hits, then the guarantees will pale by comparison to the royalties that will quickly earn them out as income starts flowing, like a gushing oil well.

The cumulative sales can become very large, and we only need to see the list of select properties to recognize a success of such an animated kids brand is measured not in millions, but in billions. Whether it is Power Rangers or Ninja Turtles, or Care Bears or Strawberry Shortcake, Barbie or Barney, or Star Wars or Spider-Man, or Paw Patrol or Pokemon, among many others, a hit in kid’s content is huge huge business and transformational.

NASDAQ, is now aware of what is going on with the seeds of Rainbow Rangers, and has invited us to do a Rainbow Rangers launch event concurrent with the Nickelodeon broadcast launch of the series live from Times Square on November 5. It will be live streamed, and carry a great deal of publicity. Its not just an honor, but a vote of confidence in what Rainbow Rangers can become. We will have key licensees present and a special surprise guest! In fact, we are saving a few spots for key shareholders, so if you will be in New York at this time and would like to come, please contact Pam Vincent (pam@gnusbrands.com) in my office right away.

I have always said that it takes 3 - 4 years to develop, produce, license, and bring a kid’s brand to the marketplace. Mindful of that, we began work on Rainbow Rangers almost 4 years ago. Notwithstanding, it is rare that so many pieces of the puzzle fall into place so perfectly. As we prepare to deliver the series to Nickelodeon for its November 5 launch, I feel like we are on the eve of the Normandy Invasion. Indeed, we have already begun story development for the anticipated second season!

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Lastly, not to diminish the excitement around events of Genius Brands International's other brands, we will have an important release out next Tuesday regarding our business with Netflix and Amazon.

Here is a tease for everyone to feel the excitement of what is coming. It’s a link to the series trailer that was shown to the Walmart Entertainment Council a couple of days ago, and which was so well received.

https://ql.mediasilo.com/#ql/5b17b81fe4b07b506f566565/15e591be-faa1-4672-a81e-352206c2310b

As the girls say, before they go into action, “RIDE RANGERS, RIDE!”

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

*Press links from Licensing Show

http://licensingbook.com/genius-brands-expands-licensing-partners-rainbow-rangers-retail-launch-next-year

http://www.licensingcorner.com/character-entertainment/genius-brands-scores-new-licensees-to-develop-merchandises-for-rainbow-rangers/

http://worldscreen.com/tvkids/more-licensees-for-rainbow-rangers/

https://www.bloomberg.com/press-releases/2018-05-09/genius-brands-international-continues-to-build-blue-chip-roster-of-licensing-partners-for-2019-retail-launch-of-original-presch

Forward-Looking Statements:

Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the heading "Risk Factors," and other filings with the Securities and Exchange Commission (the "SEC"), not limited to risk factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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